Wellington Management Code of Ethics

Personal Investing

Gifts and Entertainment

Outside Activities

Client Confidentiality

April 1, 2010                                                                                                                    A Message From Our CEO

Wellington Management                                                                                                                                                   Code of Ethics

Wellington Management’s reputation is our most valuable asset, and it is built on trust – trust that we will always put our clients’ interests first and that our actions will fully meet our obligations as fiduciaries for our clients.

Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of professional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients’ interests, or have the potential to cause damage to the firm’s reputation. To this end, each of us must act with integrity, honesty, and dignity.

We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: “client, firm, self.” If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients’ trust and confidence in Wellington Management.

Sincerely,

Perry M. Traquina

President and Chief Executive Officer

“The reputation of a thousand years may be determined by the conduct of one hour.”

                                                                                                                – Ancient proverb

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Wellington Management                                                                                                                                                   Code of Ethics

Table of Contents

Standards of Conduct                                                                                                    4

Who Is Subject to the Code of Ethics?                                                                            4

Personal Investing                                                                                                         5

      Which Types of Investments and Related Activities Are Prohibited?                          5

      Which Investment Accounts Must Be Reported?                                                      5

      What Are the Reporting Responsibilities for All Personnel?                                        7

      What Are the Preclearance Responsibilities for All Personnel?                                  8

      What Are the Additional Requirements for Investment Professionals?                        9

Gifts and Entertainment                                                                                                 10

Outside Activities                                                                                                          11

Client Confidentiality                                                                                                      12

How We Enforce Our Code of Ethics                                                                            12

Closing                                                                                                                         12

Before You Get Started: Accessing the Code of Ethics System

The Code of Ethics System is accessible through the Intranet under Applications. Please note that your User ID is your Wellington network ID (the same one you use to log on to your computer).

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Wellington Management                                                                                                                                                   Code of Ethics

Standards of Conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

1

We act as fiduciaries to our clients. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

2

We act with integrity and in accordance with both the letter and the spirit of the law. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe’s Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who Is Subject to the Code of Ethics?

Our Code of Ethics applies to all partners and employees of Wellington Management Company, LLP, and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

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Wellington Management                                                                                                                                                   Code of Ethics

Personal Investing

As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients.

Which Types of Investments and Related Activities Are Prohibited?

Our Code of Ethics prohibits the following personal investments and investment-related activities:

•  Purchasing or selling the following:

   – Initial public offerings (IPOs) of any securities

   – Securities of an issuer being bought or sold on behalf of clients until one trading day after such                         buying or selling is completed or canceled

   – Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action              recommendation from a global industry research or fixed income credit analyst until two                             business days following issuance or reissuance of the recommendation

   – Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting

   – Securities that are the subject of a firmwide restriction

   – Single-stock futures

   – Options with an expiration date that is within 60 calendar days of the transaction date

   – HOLDRS (HOLding Company Depositary ReceiptS)

   – Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client                      trades

   – Securities of any securities market or exchange on which the firm trades on behalf of clients

•  Taking a profit from any trading activity within a 60 calendar day window (see box for more      detail)

•  Using a derivative instrument to circumvent a restriction in the Code of Ethics

Short-Term Trading

You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trading rule does not apply to securities exempt from the Code’s preclearance requirements.

Which Investment Accounts Must Be Reported?

You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household, and that holds or is capable of holding any of the following covered investments:

•  Shares of stocks, ADRs, or other equity securities (including any security convertible into equity             securities)

•  Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany,     Italy, Japan, the United Kingdom, or the United States, as well as bankers’ acceptances, CDs,     commercial paper, and high-quality, short-term debt instruments)

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Wellington Management                                                                                                                                                   Code of Ethics

•  Interest in a variable annuity product in which the underlying assets are held in a subaccount      managed by Wellington Management

•  Shares of exchange-traded funds (ETFs)

•  Shares of closed-end funds

•  Options on securities

• Securities futures

• Interest in private placement securities (other than Wellington Management Sponsored Products)

• Shares of funds managed by Wellington Management (other than money market funds)

Please see Appendix A for a detailed summary of reporting requirements by security type.

Web Resource: Wellington-Managed Fund List

An up-to-date list of funds managed by Wellington Management is available through the Code of Ethics System under Documents. Please note that any transactions in Wellington-Managed funds must comply with the funds' rules on short-term trading of fund shares.

For purposes of the Code of Ethics, these investment accounts are referred to as reportable accounts. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form.

Still Not Sure? Contact Us

If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Accounts Not Requiring Reporting

You do not need to report the following accounts via the Code of Ethics System since the administrator will provide the Code of Ethics Team with access to relevant holdings and transaction information:

•  Accounts maintained within the Wellington Retirement and Pension Plan or similar firm-            sponsored retirement or benefit plans identified by the Ethics Committee

•  Accounts maintained directly with Wellington Trust Company or other Wellington Management Sponsored Products

Although these accounts do not need to be reported, your investment activities in these accounts must comply with the standards of conduct embodied in our Code of Ethics.

Managed Account Exemptions

An account from which you or immediate family members could benefit financially, but over which neither you nor they have any investment discretion or influence (a managed account), may be exempted from the Code of Ethics’ personal investing requirements upon written request and approval. An example of a managed account would be a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to their execution. To request a managed account exemption, you must complete a Managed Account Letter (available online via the Code of Ethics System) and return it the Code of Ethics Team.

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Wellington Management                                                                                                                                                   Code of Ethics

Web Resource: Managed Account Letter

To request a managed account exemption, complete the Managed Account Letter available through the Code of Ethics System under Documents.

What Are the Reporting Responsibilities for All Personnel?

Initial and Annual Holdings Reports

You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter.

For initial holdings reports, holdings information must be current as of a date no more than 45 days prior to the date you became covered by the Code of Ethics. Please note that you cannot make personal trades until you have filed an initial holdings report via the Code of Ethics System on the Intranet.

For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions.

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Non-volitional transactions include:

•   Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan                acquisitions

•   Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends)

Duplicate Statements and Trade Confirmations

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send statements and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 9.

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Wellington Management                                                                                                                                                   Code of Ethics

Web Resource: How to File Reports on the Code of Ethics System

Required reports must be filed electronically via the Code of Ethics System. Please see the Code of Ethics System’s homepage for more details.

Quarterly Transactions Reports

You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments.

What Are the Preclearance Responsibilities for All Personnel?

Preclearance of Publicly Traded Securities

You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trading, or the special rules for investment professionals set out in our Code of Ethics.

Web Resource: How to File a Preclearance Request

Preclearance must be obtained using the Code of Ethics System. Once the necessary information is submitted, your preclearance request will be approved or denied within seconds.

Caution on Short Sales, Margin Transactions, and Options

You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 8). Please note, however, that these types of transactions can have unintended consequences. For example, any sale by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code.

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Wellington Management                                                                                                                                                   Code of Ethics

Preclearance of Private Placement Securities

You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether:

•  an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon            a future public offering), and

•  you are being offered the opportunity due to your employment at or association with Wellington Management.

If you have questions regarding whether an investment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team.

To request approval, you must submit a Private Placement Approval Form (available online via the Code of Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, NA, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form.

Web Resource: Private Placement Approval Form

To request approval for a private placement, complete the Private Placement Approval Form available through the Code of Ethics System under Documents.

Requests for Exceptions to Preclearance Denial, Other Trading Restrictions, and Certain Reporting Requirements

The Chief Compliance Officer may grant an exception from preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception to these restrictions, you must submit a written request to the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

What Are the Additional Requirements for Investment Professionals?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients’ interests first whenever you transact in securities that are also held in client accounts you manage.

•  Investment Professional Blackout Periods – You cannot buy or sell a security for a period of
   seven calendar days before or after any transaction in the same issuer by a client account for     which you serve as an investment professional. If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior seven days should never prevent you from buying or selling a security in a client account if the trade would be in the client’s best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the seven calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 [x68330]) or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it.

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Wellington Management                                                                                                                                                   Code of Ethics

•  Short Sales by an Investment Professional – An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

Gifts and Entertainment

Our guiding principle of “client, firm, self” also governs the receipt of gifts and entertainment from clients, consultants, brokers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements:

Accepting Gifts – You may only accept gifts of nominal value, which include promotional items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent. You may not accept a gift of cash, including a cash equivalent such as a gift certificate or a security, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances.

Accepting Entertainment Opportunities – The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, brokers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent, and you may participate only if:

1

a representative of the hosting organization is present,

2

the primary purpose of the event is to discuss business or to build a business relationship, and

3

the opportunity meets the additional requirements below.

Lodging and Air Travel – You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Management’s travel manager.

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Wellington Management                                                                                                                                                   Code of Ethics

Additional Reimbursement Requirements – You must receive prior approval from your business manager and reimburse the host for the full face value of any entertainment ticket(s) if:

•  the entertainment opportunity requires a ticket with a face value of more than US$200 or the local equivalent, or is a high-profile event (e.g., a major sporting event),

•  you wish to accept more than one ticket, or

•  the host has invited numerous Wellington Management representatives.

Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee.

Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present. Whenever possible, you should arrange for any required reimbursement prior to attending an entertainment event.

Soliciting Gifts, Entertainment Opportunities, or Contributions – In your capacity as a partner or employee of the firm, you may not solicit gifts, entertainment opportunities, or charitable or political contributions for yourself, or on behalf of clients, prospects, or others, from brokers, vendors, clients, or consultants with whom the firm conducts business or from companies in which the firm may invest.

Sourcing Entertainment Opportunities – You may not request tickets to entertainment events from the firm’s Trading department or any other Wellington Management department, partner, or employee, nor from any broker, vendor, company in which we may invest, or other organization with which the firm conducts business.

Outside Activities

While the firm recognizes that you may engage in business or charitable activities in your personal time, you must take steps to avoid conflicts of interest between your private interests and our clients’ interests. As a result, all significant outside business or charitable activities (e.g., directorships or officerships) must be approved by your business manager and by the Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee prior to the acceptance of such a position (or if you are new, upon joining the firm). Approval will be granted only if it is determined that the activity does not present a significant conflict of interest. Directorships in public companies (or companies reasonably expected to become public companies) will generally not be authorized, while service with charitable organizations generally will be permitted.

Officers of the firm can only seek additional employment outside of Wellington Management with the prior written approval of the Human Resources department. All new employees are required to disclose any outside employment to the Human Resources department upon joining the firm.

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Wellington Management                                                                                                                                                   Code of Ethics

Client Confidentiality

Any nonpublic information concerning our clients that you acquire in connection with your employment at the firm is confidential. This includes information regarding actual or contemplated investment decisions, portfolio composition, research recommendations, and client interests. You should not discuss client business, including the existence of a client relationship, with outsiders unless it is a necessary part of your job responsibilities.

How We Enforce Our Code of Ethics

Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports.

It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including:

•  a warning

•  referral to your business manager, senior management, and/or the Managing Partners

•  reversal of a trade or the return of a gift

•  disgorgement of profits or of the value of a gift

•  a limitation or restriction on personal investing

•  a fine

•  termination of employment

•  referral to civil or criminal authorities

If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team.

Closing

As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember “client, firm, self” is our most fundamental guiding principle.

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Wellington Management                                                                                                                                                   Code of Ethics

Appendix A – Part 1

No Preclearance or Reporting Required:

•  Open-end investment funds not managed by Wellington Management1

•  Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management

•  Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or            the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom

•  Cash

•  Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or            their equivalents2

•  Bankers’ acceptances, CDs, commercial paper

•  Wellington Trust Company Pools

•  Wellington Sponsored Hedge Funds

•  Securities futures and options on direct obligations of the US government or the governments of             Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives

•  Options, forwards, and futures on commodities and foreign exchange, and associated     derivatives

•  Transactions in approved managed accounts

Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period):

•  Open-end investment funds managed by Wellington Management1 (other than money market     funds)

•  Interests in a variable annuity or insurance product in which the underlying assets are held in a   fund managed by Wellington Management

•  Futures and options on securities indices

•  ETFs listed in Appendix A – Part 2 and derivatives on these securities

•  Gifts of securities to you or a reportable account

•  Gifts of securities from you or a reportable account

•  Non-volitional transactions (splits, tender offers, mergers, stock dividends, dividend         reinvestments, etc.)

Preclearance and Reporting of Securities Transactions Required:

•  Bonds and notes (other than direct obligations of the US government or the governments of        Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers’ acceptances,      CDs, commercial paper, and high-quality, short-term debt instruments)

•  Stock (common and preferred) or other equity securities, including any security convertible into equity securities

•  Closed-end funds

•  ETFs not listed in Appendix A – Part 2

•  American Depositary Receipts

•  Options on securities (but not their non-volitional exercise or expiration)

•  Warrants

•  Rights

•  Unit investment trusts

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Wellington Management                                                                                                                                                   Code of Ethics

Prohibited Investments and Activities:

•  Initial public offerings (IPOs) of any securities

•  HOLDRS (HOLding Company Depositary ReceiptS)

•  Single-stock futures [1]

•  Options expiring within 60 days of purchase

•  Securities being bought or sold on behalf of clients until one trading day after such buying or       selling is completed or canceled

•  Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action     recommendation from a global industry research or fixed income credit analyst until two    business days following issuance or reissuance of the recommendation

•  Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting

•  Securities on the firmwide restricted list

•  Profiting from any short-term (i.e., within 60 days) trading activity

•  Securities of broker/dealers or their affiliates with which the firm conducts business

•  Securities of any securities market or exchange on which the firm trades

•  Using a derivative instrument to circumvent the requirements of the Code of Ethics

This appendix is current as of April 1, 2010, and may be amended at the discretion of the Ethics Committee.

1  A list of funds advised or subadvised by Wellington Management (“Wellington-Managed Funds”) is available online via the Code of     Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed          Fund.

2  If the instrument is unrated, it must be of equivalent duration and comparable quality.

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Wellington Management                                                                                                                                                   Code of Ethics

Appendix A – Part 2

ETFs Approved for Personal Trading Without Preclearance (but Requiring Reporting)

Country in category title indicates location of listing exchange.

This is a partial list. The complete and up-to-date list is available on the Code of Ethics System on the Intranet.

Ticker          Name

United States: Equity

DIA              DIAMONDS Trust SERIES I

DVY             iShares DJ Select Dividend

EEB              Claymore/BNY BRIC ETF

EEM             iShares MSCI EMERGING MKT IN

EFA              iShares MSCI EAFE INDEX FUND

EFG              iShares MSCI EAFE GROWTH INX

EFV              iShares MSCI EAFE VALUE INX

EPP              iShares MSCI PACIFIC EX JPN

EWA             iShares MSCI AUSTRALIA INDEX

EWC             iShares MSCI CANADA

EWG             iShares MSCI GERMANY INDEX

EWH             iShares MSCI HONG KONG INDEX

EWJ              iShares MSCI JAPAN INDEX FD

EWM            iShares MSCI MALAYSIA

EWS             iShares MSCI SINGAPORE

EWT             iShares MSCI TAIWAN INDEX FD

EWU             iShares MSCI UNITED KINGDOM

EWY             iShares MSCI SOUTH KOREA IND

EZU              iShares MSCI EMU

FXI               iShares FTSE/XINHUA CHINA 25

GDX             Market Vectors GOLD MINERS

IBB               iShares NASDAQ BIOTECH INDX

ICF               iShares COHEN & STEERS RLTY

IEV               iShares S&P EUROPE 350

IGE               iShares GOLDMAN SACHS NAT RE

IJH                iShares S&P Midcap 400

IJJ                 iShares S&P Midcap 400/VALUE

IJK                iShares S&P Midcap 400/GRWTH

IJR                iShares S&P SmallCap 600

IJS                iShares S&P SmallCap 600/VAL

IJT                iShares S&P SmallCap 600/GRO

IOO              iShares S&P GLOBAL 100

IVE               iShares S&P 500 VALUE INDEX

IVV              iShares S&P 500 INDEX FUND

IVW              iShares S&P 500 GROWTH INDEX

IWB              iShares Russell 1000 INDEX

IWD              iShares Russell 1000 VALUE

IWF              iShares Russell 1000 GROWTH

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Wellington Management                                                                                                                                                   Code of Ethics

IWM             iShares Russell 2000

IWN              iShares Russell 2000 VALUE

IWO              iShares Russell 2000 GROWTH

IWP              iShares Russell Midcap GRWTH

IWR              iShares Russell Midcap INDEX

IWS              iShares Russell Midcap VALUE

IWV              iShares Russell 3000 INDEX

IXC               iShares S&P GLBL ENERGY SECT

IYR               iShares DJ US REAL ESTATE

IYW              iShares DJ US TECHNOLOGY SEC

MDY            Midcap SPDR Trust SERIES 1

MOO            Market Vectors AGRIBUSINESS

OEF              iShares S&P 100 INDEX FUND

PBW             PowerShares WILDERHILL CLEAN ENERGY

PFF               iShares S&P PREF STK INDX FN

PHO             PowerSharesGLOBAL WATER

QID              ProShares UltraShort QQQ

QLD             ProShares Ultra QQQ

QQQQ          PowerShares QQQ

RSP              Rydex S&P EQUAL WEIGHT ETF

RSX              Market Vectors RUSSIA ETF

RWM            ProShares Short Russell 2000

RWR             DJ Wilshire REIT ETF

RWX             SPDR DJ WILS INTL RE

SDS              ProShares UltraShort S&P500

SH                ProShares Short S&P500

SKF              ProShares UltraShort FINANCIALS

SPY              SPDR Trust SERIES 1

SRS               UltraShort REAL ESTATE ProShares

SSO              ProShares Ultra S&P500

TWM            UltraShort Russell2000 ProShares

UWM            ProShares Ultra Russell2000

UYG             ProShares Ultra FINANCIALS

VB                Vanguard SMALL-CAP ETF

VBK             Vanguard SMALL-CAP GRWTH ETF

VBR             Vanguard SMALL-CAP VALUE ETF

VEA             Vanguard EUROPE PACIFIC ETF

VEU             Vanguard FTSE ALL-WORLD EX-U

VGK             Vanguard EUROPEAN ETF

VIG               Vanguard DIVIDEND APPREC ETF

VNQ             Vanguard REIT ETF

VO                Vanguard MID-CAP ETF

VPL              Vanguard PACIFIC ETF

VTI               Vanguard TOTAL STOCK MKT ETF

VTV             Vanguard VALUE ETF

VUG             Vanguard GROWTH ETF

VV                Vanguard LARGE-CAP ETF

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Wellington Management                                                                                                                                                   Code of Ethics

VWO            Vanguard EMERGING MARKET ETF

XLB              MATERIALS Select SECTOR SPDR

XLE              ENERGY Select SECTOR SPDR

XLF              FINANCIAL Select SECTOR SPDR

XLI               INDUSTRIAL Select SECT SPDR

XLK              TECHNOLOGY Select SECT SPDR

XLP              CONSUMER STAPLES SPDR

XLU              UTILITIES Select SECTOR SPDR

XLV              HEALTH CARE Select SECTOR

XLY              CONSUMER DISCRETIONARY Select SPDR

United States: Fixed Income

AGG             iShares Lehman AGG BOND FUND

BND             Vanguard TOTAL BOND MARKET

BSV              Vanguard SHORT-TERM BOND ETF

BZF              Wisdomtree Brazilian Real Fund

CYB             Wisdomtree Dreyfus China Yuan Fund

HYG             iShares IBOXX H/Y CORP BOND

IEF                iShares Lehman 7-10YR TREAS

IEI                iShares Lehman 3-7 YEAR TREASURY

JNK              SPDR Barclays Capital High Yield Bond ETF

LQD             iShares GS$ INVESTOP CORP BD

MUB             iShares S&P National Municipal Bond Fund

PST               ProShares UltraShort Lehman 7-10 Year Treasury

SHY              iShares Lehman 1-3YR TRS BD

TBT              UltraShort Lehman 20+ Year Treasury ProShares

TIP               iShares Lehman TRES INF PR S

TLT              iShares Lehman 20+ YR TREAS

United States: Commodity Trusts and ETNs

AGQ             Ultra Silver

CMD             UltraShort DJ-AIG Commodity

COW            iPath DJ-AIG Livestock TR Sub-Index

DBA             Powershares DB Agriculture Fund

DBB             Powershares DB Base Metals Fund

DBC             Powershares DB Commodity Index

DBE              Powershares DB Energy Fund

DBO             Powershares DB Oil Fund

DBP              Powershares DB Precious Metals Fund

DJP               iPath Dow Jones - AIG Commodity

GAZ              iPath DJ-AIG Natural Gas TR Sub-Index

GLD              StreetTRACKS Gold Fund

GLL              UltraShort Gold

JJA               iPath DJ-AIG Agriculture TR Sub-Index

JJC                iPath DJ-AIG Copper TR Sub-Index

JJE                iPath DJ-AIG Energy TR Sub-Index

JJG                iPath DJ-AIG Grains TR Sub-Index

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Wellington Management                                                                                                                                                   Code of Ethics

JJM               iPath DJ-AIG Industrial Metals TR Sub-Index

JJN               iPath DJ-AIG Nickel TR Sub-Index

JJS                iPath DJ-AIG Softs TR Sub-Index

JJU               iPath DJ-AIG Aluminum TR Sub-Index

SCO              UltraShort DJ-AIG Crude Oil

SLV              iShares Silver Trust

UCD             Ultra DJ-AIG Commodity

UCO             Ultra DJ-AIG Crude Oil

UGA             United States Gasoline Fund

UGL              Ultra Gold

UHN             United States Heating Oil Fund

UNG             United States Natural Gas Fund

USO              United States Oil Fund

ZSL               UltraShort Silver

United States: Currency Trusts

DBV             Powershares DB G10 Currency Harvest Fund

EUO             UltraShort Euro

FXA              Australian Dollar

FXB              British Pound

FXC              Canadian Dollar

FXE              Euro

FXF               Swiss Franc

FXM             Mexican Peso

FXS               Swedish Krona

FXY              Japanese Yen

UDN             Powershares DB US Dollar Bearish Fund

ULE              Ultra Euro

UUP             Powershares DB US Dollar Bullish Fund

YCL              Ultra Yen

YCS              UltraShort Yen

Australia: Equity

STW.AX       S&P/ASX 200 Index

England: Equity

EUN LN       iShares DJ STOXX 50

IEEM LN      iShares MSCI EMERGING MKTS

FXC LN        iShares FTSE/XINHUA CHINA 25

IJPN LN       iShares MSCI JAPAN FUND

ISF LN          iShares PLC-ISHARES FTSE 100

IUSA LN      iShares S&P 500 INDEX FUND

IWRD LN     iShares MSCI WORLD

Hong Kong: Equity

2800 HK        TRACKER FUND OF HONG KONG

2823 HK        iShares A50 CHINA TRACKER

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Wellington Management                                                                                                                                                   Code of Ethics

2827 HK        WISE - CSI 300 CHINA TRACKER

2828 HK        HANG SENG H-SHARE IDX ETF

2833 HK        HANG SENG INDEX ETF

Hong Kong: Fixed Income

2821 HK        ABF PAN ASIA BOND INDEX FUND

Japan: Equity

AAXJ            iShares MSCI ASIA EX-JAPAN

1305 JP         DAIWA ETF - TOPIX

1306 JP         NOMURA ETF - TOPIX

1308 JP         NIKKO ETF - TOPIX

1320 JP         DAIWA ETF - NIKKEI 225

1321 JP         NOMURA ETF - NIKKEI 225

1330 JP         NIKKO ETF - 225

 This appendix is current as of April 1, 2010, and may be amended at the discretion of the Ethics Committee.

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